Exhibit 99.1

NATIONAL HOLDINGS ANNOUNCES RESIGNATION OF CHIEF EXECUTIVE OFFICER AND CO-EXECUTIVE CHAIRMAN

Company Remains on Track to List on National Stock Exchange

NEW YORK, September 24, 2014 – National Holdings Corporation (OTC BB: NHLD) (”National Holdings” or the “Company”), a full-service investment banking and asset management firm, today announced that Mark D. Klein, the Company’s Chief Executive Officer and Co-Executive Chairman, will step down following the successful completion of a defined set of goals outlined by the Company’s Board of Directors. These goals include: returning National Holdings to record levels of revenue, earnings and profitability; reducing expenses; and growing the Company through organic and M&A opportunities. National Holdings is also in the process of seeking a listing on a national stock exchange that is expected to occur during the calendar fourth quarter.

Mr. Klein will remain with the Company through December 31, 2014, to help ensure an orderly transition. Robert Fagenson, National Holdings’ Co-Executive Chairman, will assume the position of Chief Executive Officer on January 1, 2015.

Mr. Klein joined National Holdings as a member of the Company’s Board of Directors in March 2012 and was subsequently named Executive Co-Chairman in July 2012. In January 2013, he was appointed Chief Executive Officer. During his tenure, Klein played a central role in the turnaround and restructuring of the Company’s various business units together with Mark Goldwasser, Chief Executive Officer of National Securities and Vice Chairman of National Holdings Corporation, Fagenson and the rest of the National Holdings management team. Record levels of revenue, earnings and profitability were achieved together with increased market share in the core businesses, while smaller unprofitable units were closed during the past two years. Klein and the management team orchestrated the successful acquisition of Gilman Ciocia and expansion into additional business lines such as tax preparation.

Robert Fagenson, National Holding’s Co-Executive Chairman commented, “Mark has played a pivotal role in our recent successes that have restored sustained levels of growth and profitability. Working with Mark Goldwasser and Mark Klein as our top executive management team allowed each of our individual strengths to contribute to collective success for all of our National team and our shareholders. Mark Goldwasser joins me and the rest of our Board in thanking Mark for his tireless pursuit of excellence and advocacy for the continued success and growth of National of which he has been an integral part during the past two years.”

“I was drawn in large part to National Holdings and the opportunities it presented in turning around the Company by the number of highly talented board members, skilled executives and dedicated employees throughout the organization. All proved willing and able to help reestablish National Holdings as a growing diversified full-service investment banking and asset management firm catering to individual investors and small and middle-market banking and corporate finance clients,” Klein commented. “The rapid implementation and success of our restructuring plan, quick return to profitability, prudent expense management and margin improvement, and unparalleled organic growth in all key verticals such as investment banking, sales and trading, and asset management, are testament to the strength of the organization. I am proud to have led National Holdings during this period of transition and subsequent growth that resulted in record results across the board.”

Mark Goldwasser, CEO and President of National Securities as well as Vice Chairman and Executive Committee Member of National Holdings commented, “During Mark’s time as a member of our management team we were able to re-establish National Holdings as a fast growing diversified full service investment bank and asset management firm. We continue to focus on servicing our client base of individuals seeking top quality service and personal investment advice that are our specialty. The growth of our asset management division as well as our corporate finance and banking divisions are indicative of the faith that our customers and other industry members place in our performance and in the value of our franchise. I thank Mark for his contribution to our success and wish him well in his future endeavors.”

About National Holdings Corporation

National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, financial planning, market making, tax preparation, insurance and annuities, to corporations, institutional investors and high net-worth clients. With over 1,100 independent advisors, brokers, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. National Holdings operates through five subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation, National Asset Management, Inc. and Gilman Ciocia, Inc. The Company was founded in 1947 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

Contacts:

National Holdings Corporation

Mark D. Klein, 212-417-8210

Chief Executive Officer and Co-Chairman

Or

Prosek Partners

Nick Rust, 212-279-3115

nrust@prosek.com

Source: National Holdings Corporation

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